UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2005

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

Commission File No. 1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

(916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

Waste Connections, Inc. announced today that on October 27, 2005, its Board of Directors accelerated the vesting of outstanding options previously awarded to employees. In addition, to prevent unintended benefits to the company's executive officers and other selected corporate, regional and field employees, restrictions have been imposed on shares obtained through the accelerated vesting process. The Resale Restriction Agreement that the company entered into with each of these employees as of October 27, 2005, prevents the sale of any shares acquired from the exercise of an accelerated option prior to the earlier of the original vesting date of the option, or the individual's termination of employment.

Item 8.01. Other Events.

Section 12 of Waste Connections Inc.'s Corporate Governance Guidelines, available to the public on the company's web site (www.wasteconnections.com), states that the Chair of the Audit Committee will preside over each meeting of the company's non-management directors.  Waste Connections inadvertently omitted disclosure of such fact in its 2005 Proxy Statement, which is required by the second paragraph of the commentary to item 3 of Section 303A of the New York Stock Exchange Listed Company Manual.

Item 9.01. Financial Statements and Exhibits.

(c)   The following Exhibits are furnished herewith:

10.1    Form of Resale Restriction Agreement, dated as of October 27, 2005

99.1    Press Release, dated October 31, 2005, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
Date: October 31, 2005	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	DESCRIPTION
10.1	Form of Resale Restriction Agreement, dated as of October 27, 2005 PDF

99.1	Press Release, dated October 31, 2005, issued by Waste Connections, Inc. PDF